Exhibit (e)(2)(xxv)

AMENDMENT NO. 24

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 24, dated as of April 30, 2015 (“Amendment No. 24”) to the Amended and Restated Distribution Agreement, dated as of July 15, 2002 (the “Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”), relating to Class IB shares.

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. AXA/AB Dynamic Growth Portfolio, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, AXA/Goldman Sachs Strategic Allocation Portfolio and AXA/Invesco Strategic Allocation Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolio. All references to EQ/International ETF Portfolio are hereby deleted in their entirety from the Agreement.

3.	Name Changes. Effective as of January 20, 2015, the name of the EQ/Natural Resources PLUS Portfolio is changed to AXA Natural Resources Portfolio. Effective May 1, 2015 the names of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio and EQ/AllianceBernstein Short Duration Government Bond Portfolio are changed to AXA/AB Dynamic Moderate Growth Portfolio, AXA/AB Small Cap Growth Portfolio and AXA/AB Short Duration Government Bond Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 24 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 24

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

All Asset Aggressive – Alt 25 Portfolio
All Asset Aggressive – Alt 50 Portfolio
All Asset Aggressive – Alt 75 Portfolio
All Asset Moderate Growth – Alt 15 Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA Aggressive Strategy Portfolio
AXA Balanced Strategy Portfolio
AXA Conservative Growth Strategy Portfolio
AXA Conservative Strategy Portfolio
AXA Global Equity Managed Volatility Portfolio
AXA Growth Strategy Portfolio
AXA International Core Managed Volatility Portfolio
AXA International Managed Volatility
AXA International Value Managed Volatility Portfolio
AXA Large Cap Core Managed Volatility Portfolio
AXA Large Cap Growth Managed Volatility Portfolio
AXA Large Cap Value Managed Volatility Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
AXA Moderate Growth Strategy Portfolio
AXA Natural Resources Portfolio
AXA SmartBeta Equity Portfolio
AXA Ultra Conservative Strategy Portfolio
AXA/AB Dynamic Moderate Growth Portfolio
AXA/AB Short Duration Government Bond Portfolio
AXA/AB Small Cap Growth Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio
AXA/Horizon Small Cap Value Portfolio
AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
AXA/Pacific Global Small Cap Value Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Convertible Securities Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Energy ETF Portfolio
EQ/Equity 500 Index Portfolio
EQ/Global Bond PLUS Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Equity Index Portfolio
EQ/Invesco Comstock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Low Volatility Global ETF Portfolio
EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Real Estate PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/Wells Fargo Omega Growth Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio Portfolio

AXA/AB Dynamic Growth Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
AXA/Invesco Strategic Allocation Portfolio